Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38 - Setor 2 - 17° andar - Centro

20021-290 - Rio de Janeiro/RJ - Brasil

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400

kpmg.com.br

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Vale S.A.:

We consent to the incorporation by reference in the Registration Statements on Form F-3 of Vale S.A. (No. 333-225723) and Vale Overseas Limited (No. 333-225723-01) and the Registration Statements on Form S-8 of Vale S.A. (Nos. 333-164748, 333-172847 and 333-223718) of our report dated April 18, 2019, with respect to the consolidated statements of financial position as of December 31, 2018 and 2017 and the related consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2018  and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 20-F of Vale S.A.

Rio de Janeiro, April 18, 2019

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes